LIMITED POWER OF ATTORNEY

The undersigned, Andrea D. Meade (Grantor), whose address is 3
East Cleveland Bay Court, Greenville, SC 29615, hereby appoints
John J. Ellsworth, J. Creighton Lynes, Justin M. Grow and Lee Haynsworth (Grantee) employees of ScanSource, Inc. (ScanSource), Greenville, South Carolina his agents and representatives and grants and bestows upon each Grantee this Limited Power of Attorney, granting each the limited power to perform all necessary acts related to Section 16 compliance of the Securities Exchange Act of 1934, as amended for matters involving the shares of ScanSource, Inc. Such Limited Power of Attorney includes, without limitation, the power to sign any and all documents or forms incident to a Section 16 Company Officer engaged in ScanSource stock trading activities.

This Power of Attorney shall be effective from the date hereof and may be relied upon as genuine and in effect as evidenced by the signatures set forth below of the Grantor of such Power of Attorney, and the Grantee.


Signed as of this 18th day of June, 2006.

On Behalf of Grantor:

 /s/ Andrea D. Meade    	            Witness: /s/ Jane Cook
Andrea D. Meade

Sworn to and subscribed before me, this 14th day of June, 2007.

Notary: /s/ Julie R Bass
Notary Public of South Carolina
My commission expires July 26, 2009



The undersigned hereby acknowledges and accepts this Power of Attorney as Grantee:

							/s/ John J. Ellsworth
							John J. Ellsworth

							/s/ J. Creighton Lynes
							J. Creighton Lynes

							/s/ Justin M. Grow
							Justin M. Grow

							/s/ Lee Haynsworth
							Lee Haynsworth